Exhibit 99.1

NEWS RELEASE Glimcher Realty Trust 180 East Broad Street Columbus, Ohio 43215 www.glimcher.com
INVESTORS: Lisa A. Indest CAO and SVP, Finance 614.887.5844 lindest@glimcher.com	MEDIA: Karen Bailey Senior Director, Communications and Marketing 614.887.5847 kbailey@glimcher.com

FOR IMMEDIATE RELEASE
Monday, November 3, 2014

GLIMCHER REPORTS THIRD QUARTER 2014 RESULTS

•	Positive growth in comparable mall net operating income of 5% in the third quarter of 2014
•19% re-leasing spreads for the mall store leases signed during the third quarter of 2014
•Mall store sales increased to $472 per square foot at September 30, 2014, up 1.5% from previous year

COLUMBUS, OH - November 3, 2014 - Glimcher Realty Trust (NYSE: GRT) today announced financial results for the third quarter ended September 30, 2014. A description and reconciliation of non-GAAP financial measures to GAAP financial measures are contained in a later section of this press release. References to per share amounts are based on diluted common shares.

“During the third quarter, we continued to deliver solid operating metrics from our core mall portfolio, including net operating income growth of 5%, 96% total occupancy, and 19% re-leasing spreads,” said Michael P. Glimcher, Chairman of the Board and CEO.  “We remain focused on our performance while also continuing to move forward with the strategic merger with Washington Prime, which we expect to close in the first quarter.”

Net income to common shareholders during the third quarter of 2014 was $8.2 million, or $0.06 per share, as compared to a net loss of $5.0 million, or $0.03 per share, in the third quarter of 2013. Funds From Operations (“FFO”) during the third quarter of 2014 was $38.3 million, or $0.26 per share, compared to $24.7 million, or $0.17 per share, in the third quarter of 2013. Adjusted FFO for the third quarter of 2014 was $27.6 million, or $0.19 per share. Adjusted FFO for the third quarter of 2014 excludes the $16.3 million gain associated with the Company’s loan extinguishment on Eastland Mall and $5.6 million of expenses related to the pending acquisition of the Company by Washington Prime Group Inc. (“WPG”).

Third Quarter Earnings Highlights

•
Total revenues were $98.3 million in the third quarter of 2014, compared to total revenues of $93.1 million in the third quarter of 2013. Primary drivers of the $5.2 million increase were comparable properties’ revenue growth of $3.2 million and $2.4 million of new revenue from acquired properties. The acquired properties were Arbor Hills in Ann Arbor, Michigan acquired in December 2013 and the retail properties in Oklahoma City, Oklahoma acquired in February 2014.

•
Net income to common shareholders was $8.2 million in the third quarter of 2014, compared to a net loss of $5.0 million in the third quarter of 2013. The increase in net income was primarily due to the $16.3 million gain on extinguishment of debt incurred when the Company disposed of Eastland Mall in Columbus, Ohio (“Eastland”) by a deed in lieu of foreclosure in the third quarter. The gain was partially offset by $5.6 million of merger related expenses incurred during the third quarter of 2014 related to the pending acquisition of the Company by WPG.

•
Net operating income (“NOI”) for comparable mall properties, including the pro-rata share of NOI for malls held through joint ventures, increased 5.0% for the three months ended September 30, 2014 from the three months ended September 30, 2013. Revenue on comparable mall properties increased by 3.5% for the three months ended September 30, 2014 from the three months ended September 30, 2013, while operating expenses increased by 1.2% for the same period.

•
Average in-line store rents for the Core Malls were $34.82 per square foot (“psf”) at September 30, 2014, compared to $34.76 psf at September 30, 2013. Average in-line store rents include in-line permanent retail stores that are less than 10,000 square feet. Core Malls include all of the Company’s mall properties, both wholly-owned and joint venture properties.

•
Re-leasing spreads for the Core Malls increased by 19% for the non-anchor leases signed during the third quarter of 2014, with base rents averaging $31.79 psf. Re-leasing spreads represent the percentage change in base rent for permanent leases signed, including both new leases and renewals, compared to the base rent for previous tenants for those leases where the space was occupied in the prior twenty-four months.

•	Total occupancy for Core Malls increased to 96.3% at September 30, 2014, compared to 95.0% at September 30, 2013.

•
Average store sales in the Core Malls increased 1.5% to $472 psf for the twelve months ended September 30, 2014, compared to $465 psf for the twelve months ended September 30, 2013. Average store sales represent retail sales for mall stores of 10,000 square feet of gross leasable area or less that reported sales in the most recent twelve month period.

•
Occupancy costs for the twelve months ended September 30, 2014 were 10.3% of tenant sales for Core Mall stores. Occupancy costs include the tenants’ minimum rent and costs the tenants pay toward property operating costs and real estate taxes.

Announced Transaction with Washington Prime Group

•
On September 16, 2014, Glimcher and WPG announced that they had entered into a merger agreement under which WPG will acquire Glimcher. Pursuant to the terms of the merger agreement, Glimcher common shareholders will receive, for each Glimcher common share, $10.40 in cash and 0.1989 of a share in WPG common stock at closing. The transaction is expected to close in the first quarter of 2015.

Update on Liquidity and Capital Resources

•
Debt-to-total-market capitalization at September 30, 2014 (including the Company’s pro-rata share of unconsolidated entities debt) was 44.8%, based on a common share closing price of $13.54, as compared to 52.8% at December 31, 2013, based on a common share closing price of $9.36. Debt with fixed interest rates represented approximately 84.9% of the Company’s consolidated total outstanding borrowings at September 30, 2014, compared to 92.1% at December 31, 2013.

•	The Company did not sell any common shares under its at-the-market (“ATM”) equity offering program during the nine months ended September 30, 2014.

•	In July 2014, the Company conveyed Eastland to the trustee of the mortgage on the property by a deed in lieu of foreclosure and was issued a full release of the associated $39.8 million mortgage lien.

•
A subsidiary of a joint venture is under contract to sell Puente Hills Mall, located in the City of Industry, California (“Puente”) for $100 million. The sale is expected to close during the fourth quarter of 2014. The Company owns a 52% interest in the joint venture.

2014 Outlook

The Company maintains key assumptions detailed in previously issued guidance except for the earnings impact of the announced transaction with WPG. The Company will incur additional costs associated with the transaction that were not reflected in the 2014 estimates previously provided. Due to the uncertainty in the timing of these expenses, the Company will not provide updated guidance for the fourth quarter or fiscal year ending December 31, 2014.

Earnings Announcement

In light of the announced transaction with WPG, Glimcher has elected to discontinue conference calls to discuss its quarterly and annual results. The company will continue to issue quarterly earnings press releases.

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms. The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of the Company’s performance. Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of a real estate investment trust (“REIT”). The Company uses FFO in addition to net income to report operating results. The National Association of REIT (“NAREIT”) defines FFO as net income (loss) available to common shareholders (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, impairment adjustments associated with depreciable real estate, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  The Company may also discuss FFO as adjusted. Reconciliations of non-GAAP financial measures used in this press release to comparable GAAP measures are included in the press release.

NOI is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as corporate general and administrative expense and other indirect operating expenses, interest expense, impairment adjustments and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition, the Company’s computation of same mall NOI excludes straight-line adjustments of minimum rents, amortization of above-below market intangibles, termination income, and income from outparcel sales. The Company also adjusts for other miscellaneous items in order to enhance the comparability of results from one period to another. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance. Real estate asset related depreciation and amortization, as well as impairment charges are excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT’s definition.

About Glimcher Realty Trust

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of retail properties, including mixed use, open-air and enclosed regional malls as well as outlet centers. Glimcher owns material interests in and manages 26 properties with total gross leasable area totaling approximately 18.4 million square feet.

Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.” Glimcher Realty Trust’s Series G, Series H, and Series I preferred shares are listed on the New York Stock Exchange under the symbols “GRTPRG,” “GRTPRH,” and “GRTPRI,” respectively. Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market. Glimcher® is a registered trademark of Glimcher Realty Trust.

Forward Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management Glimcher Realty Trust (“GRT”) concerning the proposed transactions, the anticipated consequences and benefits of the transactions and the targeted close date for the transactions, and other future events and their potential effects on GRT, including, but not limited to, statements relating to anticipated financial and operating results, the company’s plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of GRT’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of GRT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, without limitation: the ability to obtain the approval of the merger of GRT into a subsidiary of WPG by GRT’s shareholders; the ability to satisfy the conditions to the transactions on the proposed terms and timeframe; the possibility that the transactions do not close when expected or at all; the ability to finance the transactions; the ability to successfully operate and integrate WPG’s and GRT’s businesses and achieve cost savings; the effect of the announcement of the transactions on the GRT’s relationships with their respective tenants, lenders or other business parties or on their operating results and businesses generally; changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase mall store occupancy and same-mall operating income; risks associated with the acquisition, development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and GRT’s tax positions; failure to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on development and investment properties; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; significant costs related to environmental issues; and other risks and uncertainties, including those detailed from time to time in GRT’s periodic reports filed with the Securities and Exchange Commission, including those described under “Risk Factors” in the preliminary proxy statement/prospectus filed by WPG in connection with the transaction and in GRT’s Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this communication (or any earlier date indicated in this communication) and GRT undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Actual results may differ materially from current projections. Investors, potential investors and others should give careful consideration to these risks and uncertainties.
Additional Information and Where to Find It

In connection with the proposed transaction, WPG filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”) on October 27, 2014, which includes the preliminary proxy statement of GRT and which also constitutes a preliminary prospectus of WPG. The information in the preliminary proxy statement/prospectus is not complete and may be changed, and GRT will file other documents with respect to WPG’s proposed acquisition of GRT. GRT plans to mail the definitive proxy statement/prospectus and a form of proxy to its shareholders in connection with the proposed transaction after the Registration Statement is declared effective by the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WPG, GRT, THE PROPOSED TRANSACTIONS AND RELATED MATTERS.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about WPG and GRT, may be obtained at the SEC's Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from WPG by accessing WPG’s website at investors.washingtonprime.com under the heading “Financial Information” and then under “SEC Filings” or from GRT by accessing GRT’s website at investor.glimcher.com under the heading “Financial Information” and then under “SEC Filings.” Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Washington Prime Group Inc., 7315 Wisconsin Avenue, Bethesda, Maryland 20814, Attention: Investor Relations, Telephone: 240-630-0021 or to Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio  43215, Attention: Investor Relations, Telephone: 614-887-5632.

Participants in Solicitation Relating to the Merger

WPG, GRT and their respective directors or trustees and executive officers and other persons may be deemed to be participants in the solicitation of proxies from GRT’s shareholders in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from GRT’s shareholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, in GRT is set forth in WPG’s Registration Statement on Form 10-12(b), GRT’s Annual Report on Form 10-K for the year ended December 31, 2013, and GRT’s Proxy Statement on Schedule 14A, dated March 28, 2014, which are filed with the SEC. Additional information regarding the interests of WPG’s or GRT’s directors or trustees and executive officers in the proposed transactions, which may be different than those of GRT’s shareholders generally, will be contained in the proxy statement/prospectus and other relevant documents when filed with the SEC in connection with the proposed transactions.

GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended September 30,
Statement of Operations	2014		2013

Total revenues	$98,334		$93,105
Total expenses (1)	(82,065)		(72,877)
Operating income	16,269		20,228
Interest expense, net	(20,410)		(19,153)
Equity in income (loss) of unconsolidated real estate entities, net	878		(130)
(Loss) income from continuing operations	(3,263)		945
Discontinued operations:
Gain on disposition of property	1,284		—
Gain on extinguishment of debt	16,292		—
Loss from operations	(41)		(115)
Net income	14,272		830
Allocation to noncontrolling interests (2)	(168)		87
Less: Preferred share dividends	(5,895)		(5,895)
Net income (loss) to common shareholders	$8,209		$(4,978)

Reconciliation of Net Income (Loss) to Common Shareholders to Funds From Operations		Per Diluted Common Share (3)		Per Diluted Common Share (3)
Net income (loss) to common shareholders	$8,209		$(4,978)
Allocation to noncontrolling interests (GPLP unit holders)	133		(76)
	8,342	$0.06	(5,054)	$(0.03)
Real estate depreciation and amortization, including joint venture impact	31,289	0.21	29,751	0.20
Gain on disposition of property	(1,284)	(0.01)	—	—
Funds From Operations	$38,347	$0.26	$24,697	$0.17

Less: Gain on extinguishment of debt	$(16,292)	$(0.11)	$—	$—
Merger related costs	5,588	0.04	—	—
Adjusted FFO	$27,643	$0.19	$24,697	$0.17

Weighted average common shares outstanding - basic	145,505		145,043
Weighted average common shares outstanding - diluted (3)	147,944		147,250

Earnings per Share
Loss from continuing operations per common share	$(0.06)		$(0.03)
Discontinued operations per common share	$0.12		$(0.00)
Income (loss) per common share	$0.06		$(0.03)

Loss from continuing operations per diluted common share	$(0.06)		$(0.03)
Discontinued operations per diluted common share	$0.12		$(0.00)
Income (loss) per diluted common share	$0.06		$(0.03)

(1) Includes $5.6 million merger related costs associated with the pending acquisition of the Company by WPG for the three months ending September 30, 2014.
(2) Noncontrolling interests are comprised of both the noncontrolling interest in consolidated joint ventures and the interest held by GPLP's unit holders.
(3) FFO per share in 2014 and 2013 has been calculated using 148,683 and 147,894 common shares, respectively, which includes common stock equivalents.

GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Nine Months ended September 30,
Statement of Operations	2014		2013

Total revenues	$289,437		$274,241
Total expenses (1)	(233,635)		(212,634)
Operating income	55,802		61,607
Gain on re-measurement of equity method investment	—		19,227
Interest expense, net	(61,387)		(55,182)
Equity in income of unconsolidated real estate entities, net (2)	1,883		13,181
(Loss) income from continuing operations	(3,702)		38,833
Discontinued operations:
Impairment loss	(2,513)		—
Gain on extinguishment of debt	16,292		—
Gain on disposition of assets	2,613		—
Income from operations	681		399
Net income	13,371		39,232
Allocation to noncontrolling interests (3)	(625)		(258)
Less: Preferred share dividends	(17,685)		(18,521)
Write-off related to preferred share redemption (4)	—		(9,426)
Net (loss) income to common shareholders	$(4,939)		$11,027

Reconciliation of Net (Loss) Income to Common Shareholders to Funds From Operations		Per Diluted Common Share (5)		Per Diluted Common Share (5)
Net (loss) income to common shareholders	$(4,939)		$11,027
Allocation to noncontrolling interests (GPLP unit holders)	(84)		155
	(5,023)	$(0.03)	11,182	$0.08
Real estate depreciation and amortization, including joint venture impact	92,804	0.62	85,993	0.58
Gain on disposition of assets	(1,609)	(0.01)	—	—
Impairment loss	2,513	0.02	—	—
Gain on re-measurement of equity method investment	—	—	(19,227)	(0.13)
Pro-rata share of joint venture gain on sale of assets, net	(502)	(0.01)	(5,565)	(0.04)
Funds From Operations	$88,183	$0.59	$72,383	$0.49

Less: Gain on extinguishment of debt including joint venture pro-rata share	$(16,292)	$(0.11)	$(6,890)	$(0.05)
Merger related costs	5,588	0.04	—	—
Write-off related to preferred share redemption (4)	—	—	9,426	0.07
Adjusted FFO	$77,479	$0.52	$74,919	$0.51

Weighted average common shares outstanding - basic	145,274		144,334
Weighted average common shares outstanding - diluted (5)	147,719		147,211

Earnings per Share
(Loss) income from continuing operations per common share	$(0.14)		$0.07
Discontinued operations per common share	$0.11		$0.00
(Loss) income per common share	$(0.03)		$0.08

(Loss) income from continuing operations per diluted common share	$(0.14)		$0.07
Discontinued operations per diluted common share	$0.11		$0.00
(Loss) income per diluted common share	$(0.03)		$0.08

(1) Includes $5.6 million merger related costs associated with the pending acquisition of the Company by WPG for the nine months ending September 30, 2014.
(2) Includes $6.9 million for the Company's pro-rata share of the gain on the Tulsa debt extinguishment, $0.9 million for the Company's share of the loss on the disposition of Tulsa and $6.5 million for the Company's share of the gain on the sale of Lloyd Center for the nine months ending September 30, 2013.
(3) Noncontrolling interests are comprised of both the noncontrolling interest in consolidated joint ventures and the interest held by GPLP's unit holders.
(4) Non-cash write-off of issuance costs and related discount due to the redemption of preferred shares for the nine months ended September 30, 2013.
(5) FFO per share in 2014 and 2013 has been calculated using 148,324 and 147,211 common shares, respectively, which includes common stock equivalents.

GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	September 30, 2014	December 31, 2013

Investment in real estate, net	$2,459,319	$2,454,921
Total assets	$2,603,446	$2,658,009
Mortgage notes and other notes payable	$1,835,425	$1,847,903
Debt / Market capitalization	44.3%	52.4%
Debt / Market capitalization including pro-rata share of unconsolidated entities	44.8%	52.8%

	September 30, 2014	September 30, 2013
Occupancy:
Core Malls (1):
Mall Anchors (2)	98.8%	96.1%
Mall Non-Anchors (3)	92.6%	93.3%
Total Core Mall Portfolio	96.3%	95.0%

Comparable Retail Properties (4):
Mall Anchors (2)	98.8%	97.9%
Mall Non-Anchors (3)	93.4%	93.4%
Total occupancy for Comparable Properties	96.7%	96.1%

Average Base Rents:
Core Malls (1):
Mall Anchors (2)	$7.94	$7.62
In-Line Stores under 10,000 sf (5)	$34.82	$34.76

Comparable Retail Properties (4):
Mall Anchors (2)	$7.90	$7.79
In-Line Stores under 10,000 sf (5)	$35.12	$34.87

(1) Mall properties including material joint ventures.
(2) Stores over 20,000 sf.
(3) Non-anchors include in-line permanent retail tenants, office, and long-term specialty tenants under 20,000 sf, as well as outparcels.
(4) Core Malls excluding properties acquired or sold after September 30, 2013. Excludes Eastland Mall, Arbor Hills and the Oklahoma City properties in each period reported.
(5) In-line permanent retail stores under 10,000 sf.